EXHIBIT 32.1
           Section 1350 Certification -- Principal Executive Officer

                 Citizens Financial Corporation and Subsidiaries

                In connection with the Quarterly Report on Form 10-Q of Citizens Financial Corporation (the "Company") for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report") I, Darrell R. Wells, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. S.S. 1350, as adopted pursuant to S.S. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

                1.    The Report fully complies with the requirements of section
                          13(a) or 15(d) of the Securities Exchange Act of 1934; and

                2.    The information  contained in the Report fairly  presents, in all material respects, the financial condition and results of operations of the Company.


                                 By:       /s/ Darrel R. Wells
                                           -------------------------------------
                                           Darrell R. Wells
                                           President and Chief Executive Officer

Date: August 11, 2004


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Citizens Financial Corporation and will be retained by CFC and furnished to the Securities and Exchange Commission or its staff upon request.


The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.